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                                                                     EXHIBIT 2.5



                      AGREEMENT AND PLAN OF REORGANIZATION


        This Agreement and Plan of Reorganization (the "Agreement") is dated the 26th day of June, 2000, by and among Venture Catalyst Incorporated, a Utah corporation ("VCAT"), Venture-Catalyst.com, Inc., a California corporation and wholly-owned subsidiary of VCAT ("Acquisition Corp."), a DayPlan.com, Inc., a California corporation (the "Company"), and Sunvir S. Gujral, Gary U. Scapellati (together with Mr. Gujral, the "Founders"), Ajay Mehra, Michael Trujillo and Liveleen K. Gujral (with the Founders, each a "Shareholder" and, collectively, the "Shareholders").

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Corp. will merge with and into the Company in a reverse triangular merger (the "Merger"), with the Company to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, the Agreement of Merger substantially in the form of Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of California. Upon the effectiveness of the Merger, all the outstanding common stock of the Company ("Company Common") will be converted into common stock, par value $.001 per share, of VCAT ("VCAT Common") on the basis determined herein and as provided in the Agreement of Merger.

        B. The parties intend that the Merger shall constitute a reorganization within the meaning of Section 368(a)(I)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

        NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                             PLAN OF REORGANIZATION

        A. The Merger. The Agreement of Merger will be filed with the Secretary of State of the State of California, on the Closing Date (as defined in Section VI(A) below). The effective date of the Merger as specified in the Agreement of Merger (the "Effective Date") will occur on or before June 30, 2000, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement and, the Agreement of Merger, Acquisition Corp. will be merged with and into the Company in a statutory merger pursuant to the Agreement of Merger and in accordance with applicable provisions of California law.

        B. Conversion of Shares. At the Effective Date, by virtue of the Merger and without any action on the part of VCAT, Acquisition Corp., the Company or any holder of Company Common:
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          1.   each share of Company Common outstanding immediately prior to the Effective Date, shall automatically be converted into and become a right to receive the number of shares of VCAT Common set forth opposite each Shareholders name on Annex A hereto; and

          2. all shares of Company Common held by the Company at the Effective Date as treasury shares or by a subsidiary of the Company shall be canceled and no payment shall be made with respect thereto.

     Conversion of Acquisition Corp. Shares. Each share of Acquisition Corp. common stock, $.001 par value ("Acquisition Corp. Common"), that is issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger and without further action on the part of the sole shareholder of Acquisition Corp., be converted into and become one (1) share of Company Common that is issued and outstanding immediately after the Effective Date, and the shares of Company Common into which the shares of Acquisition Corp. Common are so converted shall be the only shares of Company Common that are issued and outstanding immediately after the Effective Date.

     D. Effects of the Merger. At the Effective Date: (i) the separate existence of Acquisition Corp. will cease and Acquisition Corp. will be merged with and into the Company and the Company will be the surviving corporation pursuant to the terms of the Agreement of Merger; (ii) the Articles of Incorporation of the Company will be the Articles of Incorporation of the surviving corporation; (iii) each share of Company Common outstanding immediately prior to the Effective Date will be converted as provided in this
Article I; (iv) each share of Acquisition Corp. Common outstanding immediately prior to the Effective Date will be converted as provided in this Article I; and (v) the Merger will, at and after the Effective Date, have all of the effects provided by applicable law.

     E. Bylaws of the Company. At the Effective Date, the Bylaws of the Company will be amended and restated in their entirety to read as set forth on Exhibit B as the Bylaws of the surviving corporation.

     F. Directors and Officers. At the Effective Date: (i) the directors of the Company as the surviving corporation shall be: L. Donald Speer, II, Sanjay Sabnani and Kevin McIntosh; and (ii) the officers of the Company as the surviving corporation shall be: Sanjay Sabnani, Chairman and Chief Executive Officer, Kevin McIntosh, Chief Financial Officer, and Glenn D. Smith, Secretary.

     G. Securities Law Issues. Based in part on the representations of the Shareholders made in Article III below, the VCAT Common to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act and applicable state securities laws.

     H. Tax-Free Reorganization. The parties hereto intend that the Merger shall


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

constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code.


                                  ARTICLE II.
                       REPRESENTATIONS AND WARRANTIES OF
                          THE FOUNDERS AND THE COMPANY

The Founders and the Company, jointly and severally, represent and warrant to VCAT and Acquisition Corp. as follows:

     A. Existence; Good Standing; Corporate Authority; Compliance With Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is not required to be licensed or qualified to do business as a foreign corporation in any other jurisdiction, except where the failure to be so licensed or qualified would not have a material adverse effect on the Company. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any material laws, ordinances, governmental rules or regulations to which it is subject. The Company has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

     B. Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term of provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any material order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which the Company is a party or by which it is bound, or (iii) violate or conflict with any material provision of the by-laws or articles of incorporation of the Company as amended to the date of this Agreement. This Agreement and the transactions, agreements and documents contemplated hereby, have been duly and validly approved by the Company's Board of Directors and its shareholders, as required by applicable law.

     C. Capitalization. The Company has authorized capital stock consisting solely of 1,000,000 shares of Company Common, of which 310,000 shares are issued and outstanding. Except for rights granted pursuant to this Agreement, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require the Company to sell or issue, any capital stock or other securities. The Shareholders own of record and beneficially all of the issued and outstanding shares of the Company's capital stock.


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      D.    Records. The corporate minute books of the Company to be delivered to VCAT at the Closing shall contain true and complete copies of the articles of incorporation, as amended to the Closing Date, bylaws, as amended to the Closing Date, and the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of the Company to the Closing Date ("Records"). The Company possesses complete and accurate records of all rights it holds to use Personally-Identifiable Data, including but not limited to records of all privacy policies, terms and conditions, or other agreements and understandings pursuant to which such Personally-Identifiable Data was collected or provided. The Company has used all reasonable efforts to obtain authorization, through privacy policies, notices, consents or otherwise, to use Personally-Identifiable Data in the business of the Company as conducted and proposed to be conducted. "Personally-Identifiable Data" means data containing personally-identifiable information relating to any person or any e-mail address.

      E. Officers and Directors; Bank Accounts; Powers of Attorney; Insurance. The officers and directors of the Company are as set forth in the Records. Schedule 1 sets forth (i) the name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identification of all persons authorized to drawn thereon or to have access thereto, (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof, and
(iii) a list of all insurance policies owned by the Company, together with a brief statement of the coverage thereof.

      F. Taxes. The Company (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all federal, state, local and foreign tax returns of the Company has been made available for inspection by VCAT.

      G. Title to Company Shares. The outstanding shares of Company Common are duly authorized, validly issued, fully paid and nonassessable and are owned by the Shareholders free and clear of all liens, encumbrances, charges, assessments and adverse claims. The outstanding shares of Company Common are not subject to any rights of rescission and have been offered, issued and sold by the Company in compliance with all registration or qualification requirements of applicable federal and state securities laws. Upon transfer of the Company Common by the Shareholders, VCAT will, as a result, receive good and marketable title to all of the Company Common, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.


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     H.  Title to Properties and Assets. The Company has good and marketable title to all of the material properties and assets used by it in the conduct of its business (including, without limitation, all source code for all of the computer software to operate the Company's products) and the properties and assets reflected on the balance sheet as of May 31, 2000 (the "Balance Sheet") and none of such properties or assets is, except as disclosed in the Balance Sheet or the Schedules hereto, subject to a contract of sale, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character. Except as disclosed on the Balance Sheet or the Schedules hereto, there are no material liabilities, claims, obligations or responsibilities of the Company of any nature.

     I. Condition of Personal Property; Financial Statements. All material tangible personal property, equipment, fixtures and inventories included within the assets of the Company or required to be used in the ordinary course of business are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the material inventories and equipment, including equipment leased to others, are well maintained and in good operating condition. Schedule 2 contains true and correct copies of the financial statements of the Company for each of the periods ended December 31, 1999 and May 31, 2000, which have been prepared in accordance with generally accepted accounting principles.

     J. Real Estate. Schedule 3 contains a list of all real property owned by the Company or in which the Company has a leasehold or other interest and of any lien, charge or encumbrance thereupon. Such Schedule also contains a substantially accurate description identifying all such real property and the significant rental terms (including rents, termination dates and renewal conditions). The improvements upon such properties and use thereof by the Company conforms to all applicable lease restrictions, zoning and other local ordinances.

     K.  List of Contracts and Other Data. Schedule 4 sets forth the following:

         1. All computer software, patents and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are used in connection with the operation of the Company's business, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by the Company and which are reasonably necessary to, or used in connection with, the business of the Company, and (ii) all licenses granted by or to the Company and all other agreements to which the Company is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to other proprietary rights of the Company which are reasonably necessary to, or used in connection with, the business of the Company;

         2. All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements


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
providing for benefits to employees of the Company;

          3. all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which the Company is a party, or to which it or any of its assets or properties are subject;

          4. the names and current annual compensation rates of all employees of the Company; and

          5. all customer backlog which is represented by firm purchase orders, identifying the customers, product and purchase prices.

     True and complete copies of all documents and complete descriptions of all oral understandings, if any, have been provided or made available to VCAT and its counsel.

     L. No Breach or Default. The Company is not in default under any material contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Company and the Founders have no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

     M. Labor Controversies. There are no controversies between the Company and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are no organizational efforts presently being made or threatened involving any of the Company's employees. The Company has not received notice of any claim that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     N. Litigation. Except as set forth in Schedule 5, there are no actions, suits or proceedings with respect to the Company involving claims by or against the Company which are pending or threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Shareholders or the Company has been made or to which the Shareholders or the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company, or the Company Shares or which would result in any material adverse change in the business or prospects of the Company.

     O. No Misrepresentation or Omission. No representation or warranty the Founders

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or the Company in this Article II or in any other Article or Section of this
Agreement, or in any certificate or other document furnished or to be furnished by the Founders or the Company pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide VCAT and Acquisition Corp. with accurate information as to the Company.

                                  ARTICLE III.
                       REPRESENTATIONS AND WARRANTIES OF
                        THE SHAREHOLDERS AND THE COMPANY

Each of the Shareholders represents and warrants to VCAT and Acquisition Corp. as follows:

     A. No Brokers. Such Shareholder and, to such Shareholder's knowledge, the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of VCAT, Acquisition Corp. or the Company to pay any finder's fees, brokers or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and such Shareholder and, to such Shareholder's knowledge, the Company is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     B. Investment Representation. Each Shareholder represents that he understands that (i) the VCAT Common being acquired by such Shareholder pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and is being issued in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, (ii) such VCAT Common must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration, (iii) such VCAT Common will bear a legend to such effect, and (iv) VCAT will make a notation on its transfer books to such effect. Each Shareholder further represents that (i) such VCAT Common is being acquired by such Shareholder for investment and without any present view toward distribution thereof to any other person, (ii) such Shareholder will not sell or otherwise dispose of such VCAT Common except in compliance with the registration requirements or exemption provisions under the 1933 Act, the rules and regulations thereunder, and as otherwise set forth by the Securities and Exchange Commission ("SEC") (iii) such Shareholder has knowledge and experience in financial and business matters and that he is capable of evaluating the risks and merits of an investment in VCAT Common, (iv) such Shareholder has consulted with counsel, to the extent deemed necessary, as to all matters covered by this Agreement and has not relied upon VCAT and Acquisition Corp. for any explanation of the application of the various federal or state securities laws with regard to the acquisition of such VCAT Common, (v) such Shareholder has investigated and is familiar with the affairs, financial condition and prospects of VCAT, and has been given sufficient access to and has acquired sufficient information about VCAT and Acquisition Corp. to reach an informed and knowledgeable decision to acquire such VCAT Common, and (vi) such Shareholder is able to bear the economic risks of such an investment.

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C.   Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby, when executed and delivered by such Shareholder pursuant hereto for value received will constitute, the valid and legally binding obligations of such Shareholder enforceable in accordance with their terms. The execution and delivery of this Agreement by such Shareholder does not and the consummation of the transactions contemplated hereby by such Shareholder will not (i) require the consent of any third party, or (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound. This Agreement and the transactions, agreements and documents contemplated hereby have been duly and validly approved by such Shareholder.

     D. Ownership. Except for rights granted pursuant to this Agreement, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require such Shareholder to sell any capital stock or other securities of the Company. Such Shareholder owns of record and beneficially all of the issued and outstanding shares of the Company's capital stock reflected as being owned by such Shareholder on Annex A hereto.

     E. Title to Company Shares. The outstanding shares of Company Common reflected as being owned by such Shareholder on Annex A hereto are owned by such Shareholder free and clear of all liens, encumbrances, charges, assessments and adverse claims. The outstanding shares of Company Common reflected as being owned by such Shareholder on Annex A hereto are not subject to any rights of rescission. Upon transfer of such Company Common by such Shareholder, VCAT will, as a result, receive good and marketable title to all of such Company Common, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims, except for any created by VCAT or Acquisition Corp.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF VCAT
                          AND ACQUISITION CORPORATION

VCAT and Acquisition Corp., jointly and severally, represent and warrant to the Shareholders and the Company as follows:

     A. Existence; Good Standing; Corporate Authority; Compliance with Law. Each of VCAT and Acquisition Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of VCAT and Acquisition Corp. is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company. VCAT and Acquisition Corp. has all requisite corporate power and authority to own its properties and carry on its business as now conducted. Neither VCAT nor Acquisition Corp. is


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in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which either of them is a party or is subject, and neither is in violation of any material laws, ordinances, governmental rules or regulations to which it is subject. Each of VCAT and Acquisition Corp. has obtained all material licenses, permits to other authorizations and has taken all actions required by applicable laws or government regulations in connection with its business as now conducted.

      B. Authorization; Validity and Effect of Agreements. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by VCAT and Acquisition Corp., and the consummation by them of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of VCAT and Acquisition Corp. enforceable in accordance with their terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any material order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which VCAT or Acquisition Corp. is a party or by which either of them is bound, and (iii) violate or conflict with any material provision of the by-laws or articles of incorporation of VCAT or Acquisition Corp., each as amended to the date of this Agreement.

      C. No Brokers. Neither VCAT nor Acquisition Corp. has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Shareholders or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither VCAT nor Acquisition Corp. is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      D. Public Filings. Since June 30, 1999, information required to be filed with the SEC by VCAT or provided to the SEC in accordance with the rules and regulations of the SEC have been filed and did not contain at the time of such filing any untrue statement of material fact required to be stated therein or omit to state a material fact necessary to make the statements therein not misleading.


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                                   ARTICLE V.
                         OTHER COVENANTS AND AGREEMENTS

     A. Indemnification by the Shareholders. Upon the terms and subject to the conditions set forth in this Article V, each of the Shareholders agrees to indemnify and hold VCAT, Acquisition Corp., the Company and each person who controls or is controlled by or under common control with, including any director or officer (collectively, the "Affiliates"), harmless against, and will reimburse VCAT (or Acquisition Corp., the Company or the Affiliates if VCAT so requests) on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against VCAT, Acquisition Corp., the Company or the Affiliates for a period of one year after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of such Shareholder (including as Founders) contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to VCAT by such Shareholder pursuant to this Agreement. Such Shareholder shall have no liability hereunder until the total of all claims for indemnification from all Shareholders exceed $15,000, in which case it shall include all such liability of such Shareholder. Except in the case of fraud, intentional misrepresentation or intentional breach of any provision of this Agreement by such Shareholder, such Shareholder shall have no liability for indemnification in excess of the return of the VCAT Common to be received by such Shareholder.

     B. Indemnification by VCAT. Upon the terms and subject to the conditions set forth in this Article V, VCAT agrees to indemnify and hold the Shareholders harmless against, and will reimburse the Shareholders on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost of expense or claim therefor) made or incurred by or asserted against the Shareholders for a period of one year after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of VCAT contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to the Shareholders pursuant to this Agreement. VCAT shall have no liability hereunder until the total of all claims for indemnification exceed $15,000, in which case it shall include all such liabilities of VCAT. Except in the case of fraud, intentional misrepresentation or intentional breach of this Agreement, VCAT shall have no liability for indemnification in excess of the VCAT Common to be issued under this Agreement.

     C.   Costs and Expenses. Except as otherwise provided in Section V(D),
VCAT will not be responsible for or pay any costs or expenses of any kind incurred by the Shareholders and the Company in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including legal and accounting fees. In no event shall any of such costs or expenses be paid by or incurred on behalf of the Company.

     The Shareholders will not be responsible for or pay any costs or expenses of any kind incurred by VCAT and Acquisition Corp. in connection with the negotiation, execution and



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
performance of this Agreement and the transactions contemplated hereby, including legal and accounting fees.

     D.   Registration Rights.

          1.   Registration Procedures. VCAT shall:

               (a) not later than nine months after the Closing, prepare and file with the SEC a registration statement on appropriate form (the "Registration Statement") pursuant to the 1933 Act relating to the resale of the VCAT Common to be issued hereunder by the Shareholders;

               (b) use its best efforts, subject to receipt of necessary information from the Shareholders, to cause the Registration Statement to become effective no later than 60 days after the Registration Statement is filed by VCAT;

               (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) 12 months after the effective date of the Registration Statement or (ii) the date on which all of the VCAT Common have been sold by such Stockholder pursuant to the Registration Statement or Rule 144 under the 1933 Act or any other rule of similar effect;

               (d) furnish to the Shareholders with respect to the VCAT Common registered under the Registration Statement such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the VCAT Common to be issued hereunder by the Shareholders; provided, however, that the obligation of VCAT to deliver copies of prospectuses to the Shareholders shall be subject to the receipt by VCAT of reasonable assurances from the Shareholders that the Shareholders will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;


               (e) file documents required of VCAT for normal blue sky clearance in states reasonably requested in writing by Shareholders; provided, however, that VCAT shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

               (f) if at any time or from time to time, VCAT shall determine to register any shares of VCAT Common, either for its own account or the account of a shareholder other than the Shareholders, other than (i) a registration relating to employee benefit plans or (ii) a registration relating to a SEC Rule 145 transaction, VCAT will include in such registration (and any related qualification under blue sky laws or other compliance), and in any understanding involved therein, the VCAT Common to be issued hereunder specified in a written request or requests made within ten (10) business days after receipt of written notice from VCAT by any Shareholder, but only to the extent that such inclusion will not diminish the number of securities to be included by VCAT or by holders of VCAT Common for whose account such registration is being made, and subject to timely receipt of all information reasonably requested by VCAT or the underwriters, if any.

               (g) notify the Shareholders at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included the Registration Statement, as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (h) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section V(D) and the registration of the VCAT Common to be issued hereunder pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Shareholders or underwriting discounts, brokerage fees and commissions incurred by the Shareholders, if any.

          2. Transfer of Shares After Registration. Each Shareholder, while any VCAT Common issued under this Agreement is covered by a Registration Statement, agrees that it will not effect any disposition of the VCAT Common or its right to purchase VCAT Common Stock that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section V(D), and that it will promptly notify VCAT of any changes in the information set forth in the Registration Statement regarding such Shareholder or its Plan of Distribution.

          3.   Indemnification.

               (a) In addition to any other provision of this Agreement, VCAT agrees to indemnify and hold harmless each of the Shareholders and each person, if any, who controls such Shareholder within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Shareholder or such controlling person may become subject, under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of VCAT), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse such Shareholder and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Shareholder or such controlling person in connection with investigating, or defending, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that VCAT will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to VCAT by or on behalf of the Shareholders expressly for use therein, or (ii) the failure of the Shareholders to comply with the covenants and agreements contained in Section V(D)(2) hereof respecting sale of the VCAT Common, or (iii) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Shareholders prior to the pertinent sale or sales by such Shareholder.

          (b) In addition to any other provision of this Agreement, each Shareholder will severally indemnify and hold harmless VCAT, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls VCAT within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses to which VCAT, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of such Shareholder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure of such Shareholder to comply with the covenants and agreements contained in Section V(D) hereof respecting the sale of the VCAT Common or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to VCAT by or on behalf of such Shareholder expressly for use therein, and will reimburse VCAT, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by VCAT, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                                  ARTICLE VI.
                                    CLOSING

     A. The Closing. The closing of the transactions provided for herein (the "Closing") will take place at the 3420 Ocean Park Boulevard, Suite 3020, Santa Monica, California 90405 offices of VCAT at 10:00 a.m., Pacific Time on or before July 31, 2000, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as the Company and VCAT may mutually select (the "Closing Date"). Concurrently with the Closing, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the offices of the California Secretary of State. Accordingly, the Effective Date of the Merger will be the Closing Date.

     B. Exchange of Certificates. As of the Effective Date, all shares of the Company Common that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from VCAT the number of shares of VCAT Common determined as set forth in Article I hereof.

     At and after the Effective Date, each certificate representing outstanding shares of the Company Common will represent the number of shares of VCAT Common into which such shares of the Company Common have been converted, and such shares of VCAT Common will be deemed registered with the transfer agent of VCAT in the name of the holder of such certificate. As soon as practicable after the Effective Date, Shareholders will surrender (a) the certificates for such shares (the "Company Certificates") to VCAT for cancellation or (b) an affidavit of lost certificate in a form reasonably satisfactory to VCAT. Promptly following the Effective Date and receipt of the Company Certificates, VCAT will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of VCAT Common to which such Shareholder is entitled pursuant to Article I.

     All shares of VCAT Common delivered upon the surrender of the Company Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Date, there will be no further registration of transfers of the shares of the Company Common on the stock transfer books of the Company.

     Until the Company Certificates representing the Company Common outstanding prior to the Merger are surrendered pursuant to this Article VI, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of VCAT Common into which the shares of the Company Common will have been converted.

                                  ARTICLE VII.
                             CONDITIONS OF CLOSING

     A. VCAT's Conditions of Closing. The obligation of VCAT hereunder shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

          1. All representations and warranties of the Company and the Shareholders contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, the Company and the Shareholders shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and VCAT shall have received a certificate of the Company and Shareholders dated the Closing Date to such effect.

          2. The Founders shall have delivered to VCAT a Certificate of the Secretary of State (or other authorized officer) of the Company's respective jurisdiction of incorporation certifying as of a date reasonably close to the Closing Date that the Company has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

     No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on VCAT.

          3. All necessary authorizations, consents and approvals as may be required to consummate the Merger by any applicable regulator authority have been obtained.

     B. Shareholders' Conditions of Closing. The obligation of the Shareholders to hereunder shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

          1. All representations and warranties of VCAT contained in this Agreement shall be true and correct at and as of the Closing Date and VCAT shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and the Shareholders shall have received a certificate of VCAT dated the Closing Date to such effect.

          2. VCAT shall have delivered to the Shareholders a Certificate of its corporate Secretary certifying the Resolutions of its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby.

          4. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          3. As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Shareholders.

          4. All necessary authorizations, consents and approvals as may be required to consummate the Merge by any applicable regulatory authority have been obtained.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     A. Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

     If to VCAT:

          Venture Catalyst Incorporated
          16868 Via Del Campo Court, Suite 200
          San Diego, California 92127
          Telecopy: (858) 385-1162
          Attn: General Counsel

     If to the Shareholders:

          Sunvir S. Gujral
          29 Tradition Place
          Irvine, California 92602

          Gary U. Scapellatti
          18 Placita
          Rancho Santa Margarita, CA 92688

          Ajay Mehra
          956 Granvia Altamira
          Palos Verdes Estates, CA 90274

          Michael Trujillo
          3333 Garden Terrace Lane
          Hacienda Heights, CA 91745

          Liveleen K. Gujral
          1968 Onyx Drive
          Walnut, CA 91789

Provided, however, that notice of change of address shall be deemed given upon actual receipt.

     B. Further Assurances. The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Company Common being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Company Common sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

     C. Binding Effect: Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     D. Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

     E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California exclusive of the conflict of law provisions thereof, and jurisdiction with respect to any litigation arising under this Agreement shall be limited solely to the applicable state or federal court located in the southern or central district of California.

     F. Survival. All of the terms, conditions, warranties and representations contained in this Agreement shall survive, in accordance with their terms, delivery by VCAT of the consideration to be given by him hereunder and delivery by Shareholders of the consideration to be given by them hereunder, and shall survive the execution hereof and the Closing hereunder, but in no event beyond any applicable statute of limitations.

     G. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instruments.

     H. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        I. Waivers. Either VCAT or the Shareholders may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        J. Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        K. Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

        L. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, which shall not be unreasonably withheld.

        M. Arbitration. In the event of a disagreement or dispute between VCAT and one or more of the parties related to this Agreement, the matter will be finally settled in Los Angeles, California, by expedited arbitration by a single arbitrator in a proceeding conducted under the expedited rules of the American Arbitration Association or any similar successor body, the arbitrator also apportioning the costs of the arbitration, including the fees of the arbitrator. The arbitrator shall be selected by VCAT and the other parties as a group each providing the other with a list of five proposed arbitrators within five business days of notice of arbitration and if one or more arbitrators appears on each of such lists, VCAT and the other parties as a group shall designate one of such duplicated arbitrators. If no arbitrator is named on both such lists, VCAT and the other parties as a group shall provide each other with a list of an additional five arbitrators within two business days. If no arbitrator is named on both of such lists (including the previously provided list), VCAT and the other parties as a group shall each appoint an arbitrator, who shall jointly appoint a third arbitrator. Such arbitrators shall act as an arbitration panel; as used herein, the term arbitrator shall include the arbitration panel if applicable. The decision of the arbitrator in writing shall be final and binding upon the parties and will not be subject to appeal. If any party fails to abide by such decision, the other party may seek the order of a court which shall enter judgment on the decision of the arbitrator, and the party so failing to abide shall be responsible for the payment of the expenses of the court proceeding and all resulting enforcement expenses, including actual attorneys' fees. VCAT and the other parties as a group shall instruct the arbitrator that a written decision is to be rendered within six months of the appointment of the arbitrator and any party causing unreasonable delay shall be subject to sanctions by the arbitrator.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

VCAT
VENTURE CATALYST INCORPORATED


By: /s/ GLENN D. SMITH
    ----------------------------
Name:
Title:
SHAREHOLDERS


/s/ GARY U. SCAPELLATI                       /s/ SUNVIR S. GUJRAL
--------------------------------             --------------------------------
Gary U. Scapellati                           Sunvir S. Gujral


/s/ MICHAEL TRUJILLO                         /s/ AJAY MEHRA
--------------------------------             --------------------------------
Michael Trujillo                             Ajay Mehra


/s/ LIVELEEN K. GUJRAL
--------------------------------
Liveleen K. Gujral



ACQUISITION CORP.                            COMPANY
VENTURE CATALYST.COM, INC.                   DAYPLAN.COM, INC.


By: /s/ SANJAY SABNANI                       By: /s/ SUNVIR S. GUJRAL
    ----------------------------                 ----------------------------
Name:                                        Name:  Sunvir S. Gujral
      --------------------------                    -------------------------
Title:                                       Title: President
      --------------------------                    -------------------------

                                    ANNEX A

Name                                VCAT Shares
----                                -----------
Sunvir S. Gujral                      112,903
Gary U. Scapellati                     28,226
Ajay Mehra                             25,403
Michael Trujillo                        5,645
Liveleen K. Gujral                      2,823